Delaware The First State Page 1 4564086 8100 Authentication: 203188858 SR# 20251087401 Date: 03-17-25 You may verify this certificate online at corp.delaware.gov/authver.shtml I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “CHROMADEX CORPORATION”, CHANGING ITS NAME FROM "CHROMADEX CORPORATION" TO "NIAGEN BIOSCIENCE, INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF MARCH, A.D. 2025, AT 12:42 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE NINETEENTH DAY OF MARCH, A.D. 2025 AT 12:01 O'CLOCK A.M. Exhibit 3.1